UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 ______________________

FORM 8-K

 ______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2018

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HARVARD BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33957	04-3306140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
84 October Hill Road, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (508) 893-8999
________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2018, Harvard Bioscience, Inc. (the “Company”) entered into a financing agreement by and among the Company and certain subsidiaries of the Company parties thereto, as borrowers (collectively, the “Borrower”), certain subsidiaries of the Company parties thereto, as guarantors, various lenders from time to time party thereto (the “Lenders”), and Cerberus Business Finance, LLC, as collateral agent and administrative agent for the Lenders (the “Financing Agreement”).

The Financing Agreement provides for senior secured credit facilities (the “Senior Secured Credit Facilities”) comprised of a $64 million term loan and a $25 million revolving line of credit. The proceeds of the term loan and $4.8 million of advances under the revolving line of credit were used to fund a portion of the Merger (defined below), and to pay fees and expenses related thereto and the closing of the Senior Secured Credit Facilities. In addition, the revolving facility is available for use by the Company and its subsidiaries for general corporate and working capital needs, and other purposes to the extent permitted by the Financing Agreement. The Senior Secured Credit Facilities have a maturity of five years.

Commencing on March 31, 2018, the outstanding term loans will amortize in equal quarterly installments equal to $400,000 per quarter on such date and during each of the next three quarters thereafter, $600,000 per quarter during the next four quarters thereafter and $800,000 per quarter thereafter, with a balloon payment at maturity.

The obligations of the Borrower under the Senior Secured Credit Facilities are unconditionally guaranteed by the Company and certain of the Company’s existing and subsequently acquired or organized subsidiaries. The Senior Secured Credit Facilities and related guarantees are secured on a first-priority basis (subject to certain liens permitted under the Financing Agreement) by a lien on substantially all the tangible and intangible assets of the Borrower and the subsidiary guarantors, including all of the capital stock held by such obligors (subject to a 65% limitation on pledges of capital stock of foreign subsidiaries), subject to certain exceptions.

Interest on all loans under the Senior Secured Credit Facilities is monthly. Borrowings under the Financing Agreement accrue interest at a per annum rate equal to, at the Borrower’s option, a base rate plus 4.75% or a LIBOR rate plus 6.25%. The loans are also subject to a 1.25% interest rate floor for LIBOR loans and a 4.25% interest rate floor for base rate loans.

The Financing Agreement contains customary representations and warranties and affirmative covenants applicable to the Company and its subsidiaries and also contains certain restrictive covenants, including, among others, limitations on the incurrence of additional debt, liens on property, acquisitions and investments, loans and guarantees, mergers, consolidations, liquidations and dissolutions, asset sales, dividends and other payments in respect of the Company’s capital stock, prepayments of certain debt, transactions with affiliates and modifications of organizational documents, material contracts, affiliated practice agreements and certain debt agreements. The Financing Agreement also contains customary events of default.

A copy of the Financing Agreement is attached as Exhibit 10.1 hereto and is incorporated by reference. The foregoing description of the Financing Agreement does not purport to be complete and is qualified in its entirety by reference to the Financing Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 31, 2018, the Company completed its previously announced acquisition of Data Sciences International, Inc., a Delaware corporation (“DSI”). Pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 22, 2018, among the Company, Plymouth Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and DSI, Merger Sub merged with and into DSI (the “Merger”), with DSI surviving the merger as a wholly-owned subsidiary of the Company. The aggregate consideration payable by the Company in connection with the Merger is approximately $70 million (subject to adjustment for net working capital and other customary adjustments, the “Merger Consideration”). At the effective time of the Merger (the “Effective Time”), each of DSI’s outstanding shares and applicable equity awards (including in-the-money options, restricted stock units and performance units), and other than shares held by DSI stockholders who have not voted in favor of the Merger and who have properly exercised and perfected appraisal rights under Delaware law (“Appraisal Shares”), were canceled and converted automatically into the right to receive the applicable Merger Consideration.

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A copy of the Merger Agreement was filed as Exhibit 2.1 to the Form 8-K filed by the Company with the Securities and Exchange Commission on January 26, 2018 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure

On January 31, 2018, the Company issued a press release, attached hereto as Exhibit 99.1, announcing the Company’s acquisition of DSI and the entry into the Financing Agreement.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Any financial statements required by Item 9.01(a) will be filed by amendment as soon as practicable, but no later than 71 calendar days after the date on which this initial Current Report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information.

Any pro forma financial information required by Item 9.01(b) will be filed by amendment as soon as practicable, but no later than 71 calendar days after the date on which this initial Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit Index	Description
2.1*	Merger Agreement, dated January 22, 2018, between Harvard Bioscience, Inc., Plymouth Sub, Inc. and Data Sciences International, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Harvard Bioscience, Inc. on January 26, 2018).
10.1	Financing Agreement, dated January 31, 2018, between Harvard Bioscience, Inc., each of the other borrowers named therein, the lenders from time to time party thereto, and Cerberus Business Finance, LLC.
99.1	Press release issued by Harvard Bioscience, Inc. on January 31, 2018.

*Schedules (and similar attachments) have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish to the Securities and Exchange Commission a copy of such schedules and exhibits, or any section thereof, upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvard BIOSCIENCE, INC.
(Registrant)

February 2, 2018	/s/ ROBERT E. GAGNON
(Date)	Robert E. Gagnon
Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit Index	Description
2.1*	Merger Agreement, dated January 22, 2018, between Harvard Bioscience, Inc., Plymouth Sub, Inc. and Data Sciences International, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Harvard Bioscience, Inc. on January 26, 2018).
10.1	Financing Agreement, dated January 31, 2018, between Harvard Bioscience, Inc., each of the other borrowers named therein, the lenders from time to time party thereto, and Cerberus Business Finance, LLC.
99.1	Press release issued by Harvard Bioscience, Inc. on January 31, 2018.

*Schedules (and similar attachments) have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish to the Securities and Exchange Commission a copy of such schedules and exhibits, or any section thereof, upon request.

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